SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 11, 2016
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Annual Meeting, four items of business were acted upon by stockholders. There were 176,524,467 shares of Akamai’s common stock eligible to vote, and 156,105,352 shares present in person or by proxy at the Annual Meeting.
1.     The following nominees were elected to the Company’s Board of Directors as Class II directors for terms expiring at the 2019 annual meeting of stockholders:

Nominees	For	Against	Abstain	Broker Non-Votes
Pamela Craig	139,617,871	1,045,144	358,188	15,084,149
Jonathan Miller	135,199,553	5,534,139	287,511	15,084,149
Paul Sagan	135,372,439	5,495,768	152,996	15,084,149
Naomi Seligman	127,126,192	13,626,113	268,898	15,084,149

Following the Annual Meeting, (a) Monte Ford, Frederic Salerno, Steven Scopellite and Bernardus Verwaayen, each having terms expiring in 2017, and (b) George Conrades, Jill Greenthal and Tom Leighton, each having terms expiring in 2018, continued in office.
2.    A non-binding, advisory proposal to approve the compensation of the Company’s named executive officers was approved.

For:	127,075,628
Against:	13,582,973
Abstain:	362,602
Broker Non-Votes:	15,084,149
4. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 was ratified.

For:	153,261,440
Against:	2,406,255
Abstain:	437,657
Broker Non-Votes:	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President, General Counsel and Corporate Secretary